EXHIBIT 99.1


Sacramento, CA - October 15, 2003 - American River Holdings (Nasdaq: AMRB), the parent company of American River Bank, North Coast Bank and first source capital announced financial results for the third quarter ended September 30, 2003. Total assets were $370,260,000 at September 30, 2003, up 11.7% from the $331,528,000 reported at September 30, 2002. Net income for the quarter was $1,260,000 ($0.29 diluted EPS), up 5.0% from the $1,200,000 ($0.28 diluted EPS)
recorded for the third quarter last year. Earnings per share have been retroactively adjusted for a 3 for 2 stock split declared on September 17, 2003, with a record date of October 17, 2003. "This has been another successful quarter for our Company. We have accomplished the highest quarterly assets, loans and deposits in our history and have delivered our seventy-ninth consecutive profitable quarter," remarked American River Holdings President and CEO David Taber. Net loans and leases were $252,758,000 at September 30, 2003, up 15.1% from the $219,568,000 recorded at September 30, 2002. Total deposits were $312,166,000, increasing 17.8% from the $265,000,000 recorded at September 30, 2002.

Net income on a year-to-date basis was $3,612,000 ($0.84 diluted EPS) up 13.3% from the $3,188,000 ($0.75 diluted EPS) recorded in the same period last year. For the nine months ended September 30, 2003, and when compared to the same period in 2002, net interest income increased 14.5% to $12,622,000 from $11,026,000. Noninterest income increased 4.4% to $1,736,000 in 2003 compared to $1,663,000 in 2002. Noninterest expense increased 11.3% to $7,702,000 this year from $6,917,000 recorded last year.

Net interest income for the third quarter 2003 was $4,266,000 up 11.7% from the $3,820,000 recorded in the third quarter of 2002. For the quarter ended September 30, 2003, the net interest margin on a (fully taxable equivalent basis) was 5.11% compared to the 5.18% recorded in the third quarter of September 30, 2002. Non-interest income for the most recent quarter was $645,000, up 4.2% when compared to $619,000 recorded in the same period during the previous year. For the quarter, noninterest expense increased 13.2% to $2,587,000 from $2,285,000 recorded in the third quarter of 2002.

Non-performing loans and leases were 0.16% of the total loans and leases at September 30, 2003. Year to date net chargeoffs on an annualized basis were 0.13% of average loans and leases. The allowance for loan and lease losses was $3,617,000 as of September 30, 2003, which is 1.41% of total loans and leases.

For the quarter ended September 30, 2003 return on average assets was 1.37%, down from the 1.48% recorded at September 30, 2002. Return on average equity was 14.84% at September 30, 2003 compared to 16.01% recorded during the third quarter ended September 30, 2002. The efficiency ratio was 52.23% up from the 51.00% recorded at September 30, 2002.

American River Bank increased assets, deposits and loans for the quarter ended September 30, 2003. Assets were up 7.6% to $292,974,000 from the $272,368,000 recorded at September 30, 2002. Deposits increased to $239,246,000 up 13.0% from the $211,747,000 recorded at the end of the third quarter in 2002. Loans increased to $199,297,000 (12.3%) from the $177,509,000 recorded at September 30, 2002.

North Coast Bank also had large increases in assets, deposits and loans. At September 30, 2003, assets were up 34.9% to $79,541,000 from the $58,963,000 recorded at September 30, 2002. Deposits increased by 37.7% to $73,646,000 at September 30, 2003 from the $53,495,000 recorded at September 30, 2002. Loans increased to $53,461,000, up 27.1% from the $42,060,000 recorded at September 30, 2002.

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with four offices in Sacramento and Placer Counties; North Coast Bank, a community business bank with three offices in Sonoma County; and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

Unaudited financial statements are attached.

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2002.

AMERICAN RIVER HOLDINGS                                                 FINANACIAL SUMMARY
                                                                           (unaudited)

CONSOLIDATED BALANCE SHEET
                                                           SEPTEMBER 30    SEPTEMBER 30     DECEMBER 31
                                                               2003            2002            2002
                                                           ------------    ------------    ------------
               ASSETS
Cash and due from banks                                    $ 26,766,000    $ 17,417,000    $ 25,899,000
Federal funds sold                                            5,100,000               0               0
Interest-bearing deposits in banks                            4,353,000       6,037,000       5,938,000
Investment securities                                        73,085,000      81,531,000      75,623,000
Loans and leases, net                                       252,758,000     219,568,000     229,008,000
Bank premises and equipment                                   1,586,000       1,755,000       1,665,000
Accounts receivable servicing receivable, net                 1,441,000       1,873,000       1,396,000
Accrued interest and other assets                             5,171,000       3,347,000       3,034,000
                                                           ------------    ------------    ------------

                                                           $370,260,000    $331,528,000    $342,563,000
                                                           ============    ============    ============
        LIABILITIES & EQUITY

Noninterest-bearing deposits                               $ 97,231,000    $ 75,425,000    $ 81,974,000
Interest checking, money market & savings                   144,753,000     116,694,000     121,436,000
Time deposits                                                70,182,000      72,881,000      72,386,000
                                                           ------------    ------------    ------------
   Total deposits                                           312,166,000     265,000,000     275,796,000
                                                           ------------    ------------    ------------
Short-term borrowings                                        19,000,000      31,700,000      30,550,000
Long-term debt                                                1,955,000       2,004,000       1,992,000
Accrued interest and other liabilities                        2,418,000       1,751,000       2,499,000
                                                           ------------    ------------    ------------
   Total liabilities                                        335,539,000     300,455,000     310,837,000

   Total equity                                              34,721,000      31,073,000      31,726,000
                                                           ------------    ------------    ------------

                                                           $370,260,000    $331,528,000    $342,563,000
                                                           ============    ============    ============

Nonperforming loans and leases to total loans and leases           0.16%           0.13%           0.09%
Year to date net chargeoffs to average loans and leases            0.13%         -0.02%            0.03%
   (annualized)
Allowance for loan and lease losses to total
   loans and leases                                                1.41%           1.41%           1.38%


CONSOLIDATED STATEMENT OF INCOME
          (unaudited)
                                                    THIRD          THIRD           FOR THE NINE MONTHS
                                                   QUARTER        QUARTER          ENDED SEPTEMBER 30
                                                     2003           2002           2003           2002
                                                 -----------    -----------    -----------    -----------

Interest income                                  $ 4,953,000    $ 4,732,000    $14,825,000    $13,683,000
Interest expense                                     687,000        912,000      2,203,000      2,657,000
                                                 -----------    -----------    -----------    -----------
Net interest income                                4,266,000      3,820,000     12,622,000     11,026,000
Provision for loan and lease losses                  252,000        160,000        664,000        494,000
Total noninterest income                             645,000        619,000      1,736,000      1,663,000
Total noninterest expense                          2,587,000      2,285,000      7,702,000      6,917,000
                                                 -----------    -----------    -----------    -----------
Income before taxes                                2,072,000      1,994,000      5,992,000      5,278,000
Income taxes                                         812,000        794,000      2,380,000      2,090,000
                                                 -----------    -----------    -----------    -----------
Net income                                       $ 1,260,000    $ 1,200,000    $ 3,612,000    $ 3,188,000
                                                 ===========    ===========    ===========    ===========

Basic earnings per share                         $      0.32    $      0.30    $      0.91    $      0.81
Diluted earnings per share                              0.29           0.28           0.84           0.75
Trailing 12-month diluted EPS                                                                        1.14
Net interest margin as a percentage of average
   earnings assets (fully taxable equivalent)           5.11%          5.18%          5.21%          5.48%

Operating Ratios (through September 30)
   Return on average assets                             1.37%          1.48%          1.36%          1.43%
   Return on average equity                            14.84%         16.01%         14.63%         14.71%
   Efficiency ratio (fully taxable equivalent)         52.23%         51.00%         53.19%         53.99%

Earnings per share have been adjusted for a 3 for 2 stock split in 2003 and a 5% stock dividend in 2002

CONSOLIDATED STATEMENT OF INCOME                    THIRD          SECOND         FIRST          FOURTH
Trailing Four Quarters                             QUARTER        QUARTER        QUARTER        QUARTER
(Unaudited)                                          2003           2003           2003           2002
                                                 -----------    -----------    -----------    -----------

Interest income                                  $ 4,953,000    $ 5,062,000    $ 4,810,000    $ 4,902,000

Interest expense                                     687,000        763,000        753,000        855,000
                                                 -----------    -----------    -----------    -----------

Net interest income                                4,266,000      4,299,000      4,057,000      4,047,000

Provision for loan and lease losses                  252,000        223,000        189,000        150,000

Total noninterest income                             645,000        565,000        526,000        660,000

Total noninterest expense                          2,587,000      2,456,000      2,659,000      2,472,000
                                                 -----------    -----------    -----------    -----------

Income before taxes                                2,072,000      2,185,000      1,735,000      2,085,000

Income taxes                                         812,000        882,000        686,000        814,000
                                                 -----------    -----------    -----------    -----------

Net income                                       $ 1,260,000    $ 1,303,000    $ 1,049,000    $ 1,271,000
                                                 ===========    ===========    ===========    ===========


Basic earnings per share                         $      0.32    $      0.33    $      0.27    $      0.32

Diluted earnings per share                              0.29           0.30           0.25           0.30

Net interest margin as a percentage of average
   earnings assets (fully taxable equivalent)           5.11%          5.28%          5.25%          5.14%

Quarterly Operating Ratios:

   Return on average assets                             1.37%          1.46%          1.24%          1.48%

   Return on average equity                            14.84%         15.69%         13.29%         16.21%

   Efficiency ratio (fully taxable equivalent)         52.23%         50.07%         57.52%         52.07%


Earnings per share have been adjusted for a 5% stock dividend in 2002 and a 3 for 2 stock split in 2003.